Exhibit 10.1

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
3773 Corporate Center Drive
Earth City, Missouri 63005

May 5, 2010

Thrivent White Rose Fund III Mezzanine Direct, L.P.

c/o Thrivent Financial for Lutherans

625 Fourth Avenue South

Minneapolis, MN 55415

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Stockholder Agreement, dated as of July 16, 2007, as amended from time to time (the “Stockholder Agreement”), by and among Interface Security Systems Holdings, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company signatory thereto (the “Stockholders”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Stockholder Agreement.

As an inducement for Thrivent White Rose Fund III Mezzanine Direct, L.P. (“Thrivent”) to enter into that certain Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), by and among Thrivent, the Company, Interface Security Systems, L.L.C. and The Greater Alarm Company, Inc. and in consideration thereof, and for other consideration the receipt and sufficiency of which are hereby acknowledged, the Company, SI and Thrivent hereby agree as follows:

1.                                      Transfers.  In connection with any Transfer that is made by SI pursuant to Section 2.1(f) or subject to Section 2.3 of the Stockholder Agreement, SI shall provide at least twenty (20) days prior written notice (the “Transfer Notice”) of such Transfer to Thrivent.  Thrivent shall have the right, but not the obligation, to elect to participate in such Transfer, on a pro-rata basis, on the same terms and subject to the same conditions as SI (except as described in the following sentence, and except that Thrivent may participate in such Transfer regardless of whether Thrivent holds the particular class of Preferred Stock or Common Stock being transferred by SI in such Transfer).  Notwithstanding anything to the contrary set forth in the Stockholder Agreement, for purposes of this Section 1, all classes of Preferred Stock shall be treated as a single class and all classes of Common Stock shall be treated as a single class.  If Thrivent elects to participate in such Transfer, it shall deliver written notice of such election within ten (10) days of its receipt of the Transfer Notice.  In addition, Thrivent shall deliver any and all documents having the same terms and conditions as those delivered by SI that are necessary to complete the Transfer and shall refrain from taking any actions that would hinder, delay or prevent the completion of such Transfer.

2.                                      Pre-Emptive Rights.  In connection with any issuance and sale of shares of Preferred Stock or Common Stock by the Company, Thrivent shall have the right, but not the obligation, to participate in the purchase of such shares of Preferred Stock or Common Stock, as applicable, up to the Thrivent Maximum Amount (as defined below).  In addition, to the extent any Stockholder does not elect to purchase its pro rata portion of such shares of Preferred Stock or Common Stock, as applicable, Thrivent shall have the right, but not the obligation, to purchase its pro rata portion of any such unpurchased shares of Preferred Stock or Common Stock, as applicable.  Notwithstanding anything to the contrary set forth in the Stockholder Agreement, for purposes of this Section 2, all classes of Preferred Stock shall be treated as a single class and all classes of Common Stock shall be treated as a single class.  For purposes of this letter agreement, the “Thrivent Maximum Amount” shall mean the number of shares of Preferred Stock or Common Stock, as applicable, that Thrivent would need to purchase in order to maintain an ownership interest in such Preferred Stock or Common Stock, as applicable, equal to Thrivent’s ownership interest in such Preferred Stock or Common Stock, as applicable, immediately prior to such issuance and sale.

3.                                      Power of Attorney.  SI hereby agrees that it will not enforce the proxies or powers of attorney granted by Thrivent to SI pursuant to Section 3.4 or Section 4.3 of the Stockholder Agreement; provided, however, that SI’s election not to enforce any such proxy or power of attorney shall not relieve Thrivent of any of its obligations under the Stockholder Agreement and Thrivent agrees to fulfill any and all such obligations.

4.                                      Representation and Warranty of the Company and SI.  The Company and SI represent and warrant to Thrivent that as of the date of this letter agreement, none of the Company, SI or any of their respective Affiliates has entered into any side letter or other agreement with any actual or prospective stockholder (an “Investor”) of the Company that has the effect of establishing rights or benefiting such Investor (in its capacity as an Investor) in a manner more favorable in any material respect to such Investor than the rights and benefits established in favor of Thrivent by this letter agreement, the Stockholders Agreement, the Registration Rights Agreement and the Securities Purchase Agreement.

5.                                      Amendment.  The terms and conditions of this letter agreement cannot be amended or otherwise modified without the prior written consent of Thrivent, SI and the Company.

6.                                      Conflict.  To the extent that the provisions of this letter agreement conflict with any provisions of the Stockholder Agreement, this letter agreement shall govern the relative rights and obligations of Thrivent, SI and the Company.

7.                                      Governing Law.  All questions concerning the construction, validity and interpretation of this letter agreement will be governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

8.                                      Term; Termination.  This letter agreement shall become effective upon Thrivent’s admission as a Stockholder and shall terminate on the earlier of (a) dissolution of the Company and (b) the time at which Thrivent and its Affiliate cease to be Stockholders.

9.                                      Assignment.  This letter agreement will bind and inure to the benefit of, and be enforceable by, the Company and Thrivent; provided, however, that Thrivent’s rights hereunder shall not be assignable, except to an Affiliate that is a permitted transferee under the Stockholder Agreement.

[Signature Page Follows]

Very truly yours,

INTERFACE SECURITY SYSTEMS
HOLDINGS, INC.

				By:	/s/ Kenneth Obermeyer
				Name:	Kenneth Obermeyer
				Title:	CFO

SUNTX INTERFACE, L.P.

				By:	SunTx Capital Partners, L.P.,
its General Partner

					By:	SunTx Capital Management Corp.,
its General Partner

						By:	/s/ Craig Jennings
						Name:	Craig Jennings
						Title:	Vice President

ACCEPTED AND AGREED:

THRIVENT WHITE ROSE FUND III
MEZZANINE DIRECT, L.P.

By:	Thrivent White Rose GP III, LLC
(its General Partner)

	By:	Thrivent Financial for Lutherans
(its Managing Member)

		By:	/s/ Timothy P. Wegener
		Name:	Timothy P. Wegener
		Title:	Managing Director

 [Signature Page to Side Letter to Stockholders Agreement]